                                                                   Exhibit 10.25




                              TRANSITION AGREEMENT

         AGREEMENT dated as of February 5, 1997, between Consumers Packaging Inc., a corporation organized under the federal laws of Canada ("Consumers"), Anchor Glass Acquisition Corporation, a Delaware corporation ("New Anchor"), and Owens-Brockway Glass Container Inc., a Delaware corporation ("OI", and, together with Consumers and New Anchor, the "Buyers").

                                   WITNESSETH:

         WHEREAS, Consumers, OI and Anchor Glass Container Corporation (the "Seller") are parties to an Asset Purchase Agreement, dated as of December 18, 1996 (as amended, the "Asset Purchase Agreement") pursuant to which New Anchor and OI are purchasing substantially all of the Seller's assets, and assuming substantially all of the Seller's liabilities (the "Acquisition"); and

         WHEREAS, the Buyers desire to record their agreement as to certain transition arrangements in connection with the Acquisition;

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. Transition Services. During the six month period (or such other period as may be provided in Annex A attached hereto) commencing on the date hereof (the "Transition Period"), New Anchor agrees to provide, or to cause its affiliates to provide, to OI or its affiliates, as may be requested from time to time by OI or any of its affiliates, the same type, quality and relative level of services that the Seller or its affiliates have provided to the business of the Seller being acquired by OI in the Acquisition at comparable times and periods during the 24 full months preceding the date of the Acquisition. Except as otherwise indicated in Annex A hereto, such services will be provided for charges based upon the same methodologies that have been used during the 12-month period immediately preceding the date of the Acquisition to determine the charges by New Anchor or its affiliates for the provision of similar services to OI and its affiliates. The principal types of services, and the amount of the fee therefor, or the method for calculating such fee, as the case may be, are set forth in Annex A hereto. Except as the parties may otherwise agree, the Transition Period shall automatically be extended for an additional six-month period for any or all transition services (or any portion of any such services) at the same charges and on the same terms as during the initial six-month period.

         2. Billing and Payment. OI agrees to pay, and to cause any of its affiliates receiving services pursuant to this Agreement to pay, promptly any bills and invoices that it receives from New Anchor or its affiliates for services provided under this Agreement, subject to receiving, if requested, any appropriate support documentation for such bills and invoices. Such charges shall be billed at the end of each calendar month of the Transition Period.

         3. Interim License Agreement. (a) New Anchor hereby grants to OI and its affiliates, for the term of the Transition Period, a non-exclusive, royalty-free right and license to use in the manufacture, use and sale of products any of the patents, copyrights, trademarks, trade names, service marks, services names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property, and any applications for the same, acquired by New Anchor from the Seller in the Acquisition.

         (b) The parties acknowledge and agree that the trademarks, trade names, service marks and service names included in the foregoing license (the "Trademarks") are the sole and exclusive property of New Anchor except as otherwise provided herein and subject to the terms and conditions stated in this Agreement.

         (c) The parties shall refrain from using the Trademarks in a form and manner or for a subject matter as to (i) reduce the value of the Trademarks and
(ii) wrongfully cause injury to the other's business.

         (d) OI and its affiliates will not sell any products under any of the Trademarks pursuant to the grant of paragraph 3(a) hereof that shall fail to comply with (i) quality standards and specifications, including labeling specifications, employed by the Seller in commerce prior to the Acquisition, or, where no such standards and specifications exist, a level of quality comparable to the quality standards generally accepted for other leading competitive brands of the same product in the same markets from time to time, or (ii) a level of quality comparable to that which may be adopted by OI for its or its other licensees' products. With a view to insuring the maintenance of such standards, authorized agents selected by mutual consent of the parties shall have access at reasonable times during the Transition Period for quality inspection purposes to the premises wherein such products are manufactured or held for sale.

         (e) OI shall maintain during the term of the license granted under this paragraph 3, with insurance carriers with a rating of at least A from A.M. Best Co., public liability insurance, including, without limitation, products liability coverage, with minimum limits of $56,000,000 each occurrence. OI shall furnish to New Anchor evidence of such insurance in the form of Certificates of Insurance. New Anchor shall be named as an additional insured on all insurance policies required of OI under this paragraph 3(e). Product liability insurance policies required under this paragraph 3(e) shall be "occurrence" type policies and shall not be "claims made" policies. All Certificates of Insurance shall provide evidence of the type of policies being provided. Product liability insurance shall continue in effect for New Anchor's benefit for a period of two years from the date hereof.

         (f) OI shall not transfer, sell or assign its rights under this paragraph 3 without the prior written consent of New Anchor, which shall not be unreasonably withheld, except that no consent shall be required for a transfer of rights to an affiliate of OI or a successor in all or substantially all of the business acquired by OI from the Seller in the Acquisition.

         4. Purchase of Certain Inventories. (a) Upon the terms and subject to the conditions of this Agreement, OI agrees to purchase from New Anchor and New Anchor agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to OI, free and clear of all liens and encumbrances, (i) all finished goods inventories associated with products held for sale to Coors Brewing Company or its affiliates as of the date of the Acquisition and (ii) all molds and other tools exclusively associated with such products and acquired by New Anchor from the Seller in the Acquisition. The purchase price therefor shall be determined by mutual agreement between the parties, such determination to be made at the time of, in connection with and using the same methodologies as those used in the determination of the Allocation statement (as defined in the Asset Purchase Agreement); provided that the purchase price for the finished goods being acquired pursuant to this paragraph 4(a) shall be equal to the prices for such finished goods under the Supply Agreement dated as of the date hereof between New Anchor and OI (the "Supply Agreement").

         (b) Upon the terms and subject to the conditions of this Agreement, New Anchor agrees to purchase from OI and OI agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to New Anchor, free and clear of all liens and encumbrances, (i) all raw materials, work-in-process, finished goods, supplies and other inventories associated with products being manufactured for sale, or held for sale, as of the date of the Acquisition to J.M. Smucker Co., Heublein Inc. or any other customer of Anchor as of the date of the Acquisition that is intended by the parties thereafter to be a customer of New Anchor and acquired by OI from the Seller in the Acquisition and (ii) all molds and other tools exclusively associated with such products and acquired by OI from the Seller in the Acquisition. The purchase price therefor shall be determined by mutual agreement between the parties, such determination to be made at the time of, in connection with and using the same methodologies as those used in the determination of the Allocation Statement (as defined in the Asset Purchase Agreement); provided that (i) the purchase price for the finished goods being acquired pursuant to this paragraph 4(b) shall be equal to the aggregate average selling price for such finished goods charged by Anchor during the three-month period immediately preceding the Acquisition and
(ii) the purchase price for the other inventories being acquired pursuant to this paragraph 4(b) shall be equal to the aggregate net costs thereof reflected on the books and records of Anchor as of the date of the Acquisition plus a percentage or percentages of such net costs equal to the gross margin percentage or percentages earned by Anchor on finished goods incorporating such inventories (with one such percentage to be calculated for each product type) based upon the aggregate average selling price for such finished goods charged by Anchor and the aggregate average costs of goods sold (excluding outbound freight charges) for such finished goods experienced by Anchor, in each case during the three-month period immediately preceding the Acquisition.

         (c) The purchase prices for the assets being sold pursuant to paragraphs 4(a) and 4(b) above shall be payable on the date of the Acquisition, or, if such purchase prices shall not then have been determined, as soon thereafter as practicable; provided, however, that such purchase prices shall be paid on the same day either in cash or by way of off-set against the purchase price otherwise payable by one party to the other.

         (d) The finished goods being sold to OI pursuant to paragraph 4(a) above shall be held by New Anchor and shipped in accordance with shipping instructions provided by OI pursuant to, and the costs of such shipment borne by New Anchor as provided by, the terms of the Supply Agreement. The other assets being sold to OI pursuant to paragraph 4(a) above and the assets being sold to New Anchor pursuant to paragraph 4(b) above shall be held by New

Anchor or OI, as the case may be, and shipped in accordance with instructions given by, and at the expense of, the other party; provided that all such shipments must be made within six months of the date of the Acquisition.

         (e) NEW ANCHOR AND OI MAKE NO INDEMNITY, REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS BEING SOLD TO THE OTHER HEREUNDER.

         5. General Intent. Each of Consumers and New Anchor agree to use its best efforts to provide all transition assistance that OI or its affiliates may reasonably request during the Transition Period and to use its best efforts to assist OI and its affiliates to end their respective need to use such assistance as soon as reasonably possible (including, without limitation, the delivery when requested of all appropriate files and records except to the extent necessary to continue to perform the services provided hereunder). OI agrees to use, and agrees to cause its affiliates to use, their respective best efforts to end their respective need to use such assistance as soon as reasonably possible and in all events (unless the parties otherwise agree), with respect to each respective service provided, not later than the end of the period for which such particular service is provided hereunder as specified in Annex A hereto or, if no specific period is indicated for any such particular service, not later than the end of the Transition Period.

         6. Validity of Documents. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

         7. Partial Termination. Except as otherwise indicated in Annex A hereto, any and all services (or any portion of any such services) to be provided under paragraph 1 hereof and/or the license granted under paragraph 3 hereof are terminable at OI's option at any time during the term of this Agreement on five days' prior notice to New Anchor.

         8. Confidentiality. Consumers and New Anchor shall hold, and shall cause their affiliates to hold, all confidential or proprietary information relating to OI or its affiliates confidential and will not disclose any of such information to any party unless legally compelled to disclose such information, in which event Consumers or New Anchor, as the case may be, shall provide OI with written notice of such legal compulsion to disclose and shall use its reasonable efforts to afford, or cause its affiliates to afford, OI and its affiliates a reasonable period of time to contest such disclosure.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         12. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceabilty shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         13. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, (b) the United States District Court for the Southern District of New York and (c) to the extent applicable, the United States Bankruptcy Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of or related to this Agreement, or any transaction contemplated hereby but for not other purpose. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County or, to the extent applicable, the United States Bankruptcy Court for the District of Delaware. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.01 of the Asset Purchase Agreement shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this paragraph 13. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, (ii) the United States District Court for the Southern District of New York or (iii) to the extent applicable, the United States Bankruptcy Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Consumers and New Anchor also hereby irrevocably and unconditionally waives to the extent not prohibited by applicable law and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the venue of any such action, suit or proceeding brought in one of the above-named courts is improper, or that this agreement or the transactions contemplated hereby may not be enforced in of by such court.

         14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER DOCUMENT REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                       CONSUMERS PACKAGING INC.



                                       By:  /s/  John J. Ghaznavi
                                           -------------------------------
                                            Name:  John J. Ghaznavi
                                            Title:  Chairman and CEO

                                       ANCHOR GLASS ACQUISITION CORPORATION



                                       By:  /s/  John J. Ghaznavi
                                           -------------------------------
                                            Name:  John J. Ghaznavi
                                            Title:  Chairman and CEO

                                       OWENS-BROCKWAY GLASS CONTAINER INC.



                                       By:  /s/  Thomas L. Young
                                           -------------------------------
                                            Name:  Thomas L. Young
                                            Title: Vice President

                                                                         ANNEX A


              TRANSITION SERVICES                                  CALCULATION OF FEE(1)
              -------------------                                  ---------------------

    Financial and Administrative Services
    -------------------------------------

1.  General ledger services

2.  Accounts payable processing

3.  Administration of stores inventory
    (perpetual systems)

4.  Administration of payroll and benefits
    plans for hourly employees

5.  Administration of payroll and benefits
    plans for salaried employees

6.  Administration of the order entry,
    production  scheduling, inventory and
    customer release systems for finished
    goods

7.  Manufacturing and production
    reporting

              TAX SERVICES
              ------------

1.  Sales & use tax return preparation                Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

2.  Property tax return preparation                   Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

3.  Business license tax preparation                  Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

4.  Payroll tax return preparation                    Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

-------------------

(1) The fee charged is calculated using the same methodology as that used during the 12-month period immediately preceding the Acquisition, unless specified otherwise.

5.  Unemployment tax return preparation               Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

6.  Excise tax return preparation                     Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns

7.  Preparation of 1996 1099's/1096's                 Hourly basis for entire period any Consumers
                                                      or New Anchor representative prepares
                                                      returns
    Environmental Consulting Services
    ---------------------------------

1   Services relating to obtaining Title V            Amount charged by the consultant for services
    permits for each plant (services being            performed at OI's request
    provided by ERM-South Inc. pursuant
    to a contract between ERM-South Inc.
    and Consumers)

2.  Consulting services related to possible           Amount charged by the consultant for services
    ground contamination at each plant                performed at OI's  request.
    (services being provided by George
    Warner pursuant to a contract
    between George Warner and
    Consumers)



                                        2